NUKO Information Systems, Inc.


Exhibit 11.1 Calculation of Net Loss per Share for Three Month Period Ended June 30

Earnings per share is computed using the weighted average number of common and common equivalent shares outstanding during the period. Common equivalent shares result from the assumed exercise of outstanding stock options that have a dilutive effect when applying the treasury stock method.

                                                              1996                1995
                                                              -----------------   ------------------
PRIMARY LOSS PER SHARE

         Net loss for period                                  $  2,529,562              $    423,526
                                                              ======================================

         Shares outstanding at the beginning                    10,250,918                 5,541,473
         of the period

         Weighted average effect of shares                          -                          1,670
         issued during period

         Weighted average effect of warrants                         5,867                    -
         and options exercised in the period

         Weighted average effect of share                           -                         -
         subscriptions paid in the period

         Weighted average effect of shares                          -                         -
         issued for services

         Weighted average effect of debt to                         -                         -
         equity conversion

         Weighted average effect of share                           -                     (3,014,347)
         subscriptions (excluded due to anti-
         dilutive effect)                                     --------------------------------------

         Weighted average shares outstanding                    10,256,785                 2,528,796
                                                              ======================================


                       Primary loss per share                   $    (0.25)          $         (0.17)
                                                              ======================================


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

                         NUKO Information Systems, Inc.


Exhibit 11.1 Calculation of Net Loss per Share for Six Month Period Ended June 30 (Cont'd)

Earnings per share is computed using the weighted average number of common and common equivalent shares outstanding during the period. Common equivalent shares result from the assumed exercise of outstanding stock options that have a dilutive effect when applying the treasury stock method.


                                                        1996                1995
                                                        -----------------   ------------------
PRIMARY LOSS PER SHARE

         Net loss for period                            $  5,594,337            $    865,507
                                                        ======================================

         Shares outstanding at the beginning               9,128,418               5,413,941
         of the period

         Weighted average effect of shares                   551,346                  31,483
         issued during period

         Weighted average effect of warrants                 190,845                    -
         and options exercised in the period

         Weighted average effect of share                   (894,367)                   -
         subscriptions paid in the period

         Weighted average effect of shares                    -                       13,491
         issued for services

         Weighted average effect of debt to                   -                       10,218
         equity conversion

         Weighted average effect of share                     -                   (3,014,347)
         subscriptions (excluded due to anti-
         dilutive effect)                               --------------------------------------


         Weighted average shares outstanding               8,976,242               2,454,786
                                                        ======================================


                  Primary loss per share                 $     (0.62)             $    (0.35)
                                                        =======================================

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